                                                                 EXHIBIT 4(f)

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                          [FORM OF FACE OF DEBENTURE]


$__________                                               No
                                                            --------------------
CUSIP:  708160 BS4

                           J. C. PENNEY COMPANY, INC.

                            7.40% Debenture Due 2037

       J. C. Penney Company, Inc., a Delaware Corporation (hereinafter called
the Company), for value received, promises to pay to                     or
registered assigns, the principal sum of                   Dollars, on April 1,
2037, and to pay interest on said principal sum, semiannually on April 1 and October 1 of each year, at the rate of 7.40% per annum, from the April 1 or the October 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid on the Debentures, in which case from April 14, 1997, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after a Regular Record Date, which shall be the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this

Debenture shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on the Debentures, from April 14, 1997. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the Regular Record Date for such Interest Payment Date. The principal of (and premium, if any) and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

       Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

       Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused the execution hereof in its corporate name by its duly authorized officers.


                                           J. C. PENNEY COMPANY, INC.


                                           By
                                             ---------------------------------
                                                  CHAIRMAN OF THE BOARD


By
  -----------------------------------------
       SECRETARY

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

       This is one of the 7.40% Debentures Due 2037 referred to in the within-mentioned Indenture.


                                           FIRST TRUST OF CALIFORNIA,
                                           NATIONAL ASSOCIATION
                                                              , AS TRUSTEE

                                           By
                                             ---------------------------------
                                                  Authorized Officer


               [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

       This is one of the 7.40% Debentures Due 2037 referred to in the within-mentioned Indenture.


                                           FIRST TRUST OF CALIFORNIA,
                                           NATIONAL ASSOCIATION
                                                              , AS TRUSTEE

                                           By  THE CHASE MANHATTAN BANK
                                             ----------------------------
                                                  Authenticating Agent


                                           By
                                             ---------------------------------
                                                  Authorized Officer

                         [FORM OF REVERSE OF DEBENTURE]

                           J. C. PENNEY COMPANY, INC.

                            7.40% Debenture Due 2037

       This Debenture is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for the statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series of the Securities designated as the 7.40% Debentures Due 2037 (herein called the "Debentures"), limited in aggregate principal amount to $400,000,000.

       The Debentures may not be redeemed prior to Stated Maturity.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register, upon surrender of this Debenture for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Debentures are issuable only as registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

       No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


       Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Debenture is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Company may satisfy and fully discharge its obligations with respect to any payment of principal or interest due on the Debentures by depositing in trust with the Trustee money or U.S. Government Obligations or a combination thereof in such amounts as will provide, after giving effect in the case of U.S. Government Obligations so deposited to the principal thereof and interest thereon when due, no less than the dollar amount which the Company would have been required, in respect of such payment, to segregate and hold in trust or deposit with the Trustee; provided, however, that any such deposit shall not affect the rights of the Holder of any Debenture to receive payments due on such Debentures at the times provided therein and in the Indenture; and provided further that no such deposit shall be made prior to April 1, 2005. If such deposit is sufficient to make all payments of (1) interest on the Debentures prior to their redemption or maturity, as the case may be, and (2) principal of and interest on the Debentures when due upon redemption or at maturity, as the case may be, all the obligations of the Company under the Debentures and the Indenture as it relates to the Debentures shall be discharged and terminated except as otherwise provided in the Indenture.

       Optional Repayment. The registered Holder of this Debenture may elect to have the Debenture, or any portion of the principal amount hereof that is an integral multiple of $1,000, repaid on April 1, 2005 at 100% of the principal amount thereof, together with accrued and unpaid interest to April 1, 2005.
The Holder shall exercise this repayment option by delivering this Debenture with the "Option to Elect Repayment on April 1, 2005," below, completed. In order for such an election to be effective, the Company must receive such election at its office or agency in New York, New York, during the period beginning on February 1, 2005 and ending at 5:00 p.m. (New York City time) on March 1, 2005 (or, if March 1, 2005 is not a Business Day, the next succeeding Business Day). Any such election received by the Company during the period beginning on February 1, 2005 and ending at 5:00 p.m. (New York City time) on March 1, 2005 (or, if March 1, 2005 is not a Business Day, the next succeeding Business Day) shall be irrevocable. The repayment option may be exercised by the Holder of the Debenture for less than the entire principal amount of the Debenture, so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Debenture for repayment will be determined by the Company, whose determination will be final and binding. As used herein, the term "Business Day" means a day on which federally chartered banks located in New York, New York are required or authorized to open for business (other than a Saturday or Sunday) under the laws of the United States.

       If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

       No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

       No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

       All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   OPTION TO ELECT REPAYMENT ON APRIL 1, 2005

I or we hereby irrevocably elect to exercise the option to have the principal sum of
       -----------------------------------------------------------------------

------------------------------------------------------------------------------
        (Please insert principal amount as to which repayment is elected)

together with accrued and unpaid interest thereon to April 1, 2005, repaid by the Company on April 1, 2005. If less than the entire principal amount of the Debenture is to be repaid, specify the denomination or denominations (which shall be in authorized denominations) of the Debentures to be issued to the Holder for the portion of the within Debenture not being repaid (in the absence of any such specification, one such Debenture will be issued for the portion not being repaid):

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Dated:
      ----------------------

Signed:                                   Signature Guarantee:
       -----------------------------                          ------------------
       (Sign exactly as name appears      (Signature must be an eligible
       on the other side of this          institution within the meaning of
       Debenture)                         Rule 17A(d)-15 under the Securities
                                          Exchange Act of 1934, as amended)

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